PROMISSORY NOTE

FOR VALUE RECEIVED the undersigned, NOVORI INC. (the "Borrower", a Delaware incorporated company), of Suite 204B – 648 128th Street, Surrey BC, V3T 2X9, hereby promises to pay to or to the order of 0718806 BC Ltd. (the "Lender", a British Columbia incorporated company) at 3131 Godwin Ave., Burnaby BC V5G 4C3, upon written demand, but no earlier than 90 days following funding, the principal sum of $30,000.00 (US) together with interest thereon at the rate of 10% per annum from the date of advancement of funds.

The undersigned waives presentment, demand, notice, protest and notice of dishonour and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Promissory Note.

The undersigned agrees this Promissory Note may be negotiated, assigned, discounted, or pledged by the Lender and in every case payment will be made to the holder of this Promissory Note instead of the Lender upon notice being given by the holder to the undersigned, and no holder of this Promissory Note will be affected by the state of accounts between the undersigned and the Lender or by any equities existing between the undersigned and the Lender and will be deemed to be a holder in due course and for the value of the Promissory Note held by him.

The Borrower agrees to save harmless the Lender in all costs of collecting this note. The Borrower and Lender agree that the laws and courts of the Province of British Columbia shall have jurisdiction.

DATED this 28 day of July, 2006.

NOVORI INC.

Per:

/s/ Mark Nield

*

0718806 BC LTD.

Per:

* CEO, Director